Exhibit (e)(5)

AMENDMENT NO. 2

TO

DISTRIBUTION AGREEMENT

AMENDMENT NO. 2 to DISTRIBUTION AGREEMENT, effective as of September 28, 2012 by and among The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and Glenmede Investment Management L.P., a Pennsylvania limited partnership (the “Advisor”).

WHEREAS, the Fund, the Distributor and the Advisor entered into a Distribution Agreement dated July 1, 2008, as amended from time to time (the “Distribution Agreement”); and

WHEREAS, the Fund, the Distributor and the Advisor desire to amend the Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement herein set forth, the parties hereto agree as follows:

1.	AMENDMENT.

(a)	Exhibit A to the Distribution Agreement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.

2.	MISCELLANEOUS.

(a)	Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

QUASAR DISTRIBUTORS, LLC		THE GLENMEDE FUND, INC.

By:	/s/ James R. Schoenike	By:	/s/ Mary Ann B. Wirts
Name:	James R. Schoenike	Name:	Mary Ann B. Wirts
Title:	President	Title:	President

GLENMEDE INVESTMENT MANAGEMENT LP (only with respect to Section 5 of the Distribution Agreement and this Amendment No. 1)

By:	Gatepost Partners, LLC, its General Partner

By:	/s/ James R. Belanger
Name:	James R. Belanger
Title:	Managing Partner

Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of the Glenmede Fund, Inc.

As of September 28, 2012

Name of Series

Core Fixed Income Portfolio

Government Cash Portfolio

International Portfolio

International Secured Options Portfolio

Large Cap 100 Portfolio

Large Cap Growth

Large Cap Value Portfolio

Long/Short Portfolio

Secured Options Portfolio

Small Cap Equity Portfolio

Strategic Equity Portfolio

Tax-Exempt Cash Portfolio

Total Market Portfolio

U.S. Emerging Growth Portfolio